Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
JUNE 9, 2014

CHESAPEAKE’S BOARD OF DIRECTORS APPROVES SPIN-OFF OF COMPANY’S OILFIELD SERVICES BUSINESS
June 19 Record Date and June 30 Distribution Date

OKLAHOMA CITY, JUNE 9, 2014 - Chesapeake Energy Corporation (NYSE:CHK) announced today that the spin-off of Chesapeake’s oilfield services business into a stand-alone, publicly traded company called Seventy Seven Energy Inc. (SSE) has been approved by the Chesapeake Board of Directors.
The two companies will be separated through the distribution of SSE common stock to holders of Chesapeake common stock on a pro rata basis. Chesapeake shareholders will receive one share of SSE common stock for every 14 shares of Chesapeake common stock held at the close of business on the record date of June 19, 2014. No fractional shares of SSE common stock will be issued; however, shareholders entitled to receive a fractional share of SSE common stock in the distribution will instead receive the cash value of that fractional share. Subject to the satisfaction of the conditions to closing, the distribution is expected to occur following the close of business on June 30, 2014.
Following the distribution of SSE common stock, SSE will be an independent, publicly traded company, and Chesapeake will retain no equity interest. SSE has applied to list its common stock on the New York Stock Exchange (NYSE) under the symbol “SSE.”
Chesapeake has received a private letter ruling from the Internal Revenue Service and expects to obtain an opinion of tax counsel, in each case, substantially to the effect that, based on certain facts, assumptions, representations, and covenants, and subject to certain limitations set forth therein, for U.S. federal income tax purposes, the distribution of SSE common stock generally will be tax-free to U.S. holders of Chesapeake common stock, other than with respect to any cash received in lieu of fractional share interests, which generally will be taxable to such holders as capital gain.
No action is required by Chesapeake shareholders in order to receive shares of SSE common stock in the distribution. Chesapeake shareholders entitled to receive shares of SSE common stock in the distribution will receive a book-entry account statement reflecting their ownership of SSE common stock, or their brokerage account will be credited for the shares.
Chesapeake expects that a “when-issued” public trading market for SSE common stock will commence on the NYSE on or about June 17, 2014 under the symbol “SSE WI” and will continue through the distribution date. Chesapeake also anticipates that “regular way” trading of SSE common stock will begin on the first trading day following the distribution date.

INVESTOR CONTACT:	MEDIA CONTACT:	CHESAPEAKE ENERGY CORPORATION
Gary T. Clark, CFA	Gordon Pennoyer	6100 North Western Avenue
(405) 935-8870	(405) 935-8878	P.O. Box 18496
ir@chk.com	media@chk.com	Oklahoma City, OK 73154

Beginning on or about June 17, 2014, and through the distribution date, it is expected that there will be two ways to trade Chesapeake common stock - either with or without the right to receive shares of SSE common stock in the distribution. Shareholders who sell their shares of Chesapeake common stock in the “regular-way” market (that is, the normal trading market on the NYSE under the symbol “CHK”) after the record date and on or prior to the distribution date will be selling their right to receive shares of SSE common stock in connection with the distribution. It is anticipated that shareholders may also trade their shares of Chesapeake common stock will also trade ex-distribution (that is, without the right to receive the SSE distribution) during that period under the symbol “CHK WI.”
Investors are encouraged to consult with their financial and tax advisors regarding the specific implications of buying or selling shares of Chesapeake common stock on or before the distribution date.
Prior to the distribution, Chesapeake will mail an information statement to all shareholders entitled to receive the distribution of SSE common stock. The information statement will describe SSE, including the risks of owning SSE common stock, and other details regarding the distribution.
The completion of the distribution is subject to the satisfaction or waiver of certain customary conditions, including the Registration Statement on Form 10 for the SSE common stock being declared effective by the Securities and Exchange Commission, the SSE common stock being authorized for listing on the NYSE and other conditions described in the information statement, which will be filed as an exhibit to the Form 10.
SSE’s capital structure is expected to consist of a new senior secured term loan, a new asset-backed lending facility, existing senior notes due 2019 and, subject to market conditions, new senior notes due 2022.
Upon completion of the spin-off, Jerry L. Winchester and Cary D. Baetz will remain as Chief Executive Officer and Chief Financial Officer, respectively, of SSE. The Board of Directors of SSE is expected to consist of Jerry L. Winchester, Anne-Marie N. Ainsworth, Bob G. Alexander, Edward J. DiPaolo, Tucker Link, Marran H. Ogilvie, Ronnie Irani and Alvin Bernard Krongard. Detailed biographies of the Officers and Board of Directors following this release begin on Page 3.
Morgan Stanley & Co. LLC is acting as financial advisor to Chesapeake in connection with the spin-off. Baker Botts L.L.P. and McAfee & Taft are acting as legal advisors to Chesapeake in connection with the spin-off while Wachtell, Lipton Rosen & Katz is advising the Chesapeake Board of Directors.
Chesapeake Energy Corporation (NYSE:CHK) is the second-largest producer of natural gas and the 10th largest producer of oil and natural gas liquids in the U.S. Headquartered in Oklahoma City, the company's operations are focused on discovering and developing its large and geographically diverse resource base of unconventional natural gas and oil assets onshore in the U.S. The company also owns substantial marketing, compression and oilfield services businesses. Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information, presentations and news releases.
About Seventy Seven Energy Inc.
Headquartered in Oklahoma City, SSE, which currently operates as Chesapeake Oilfield Operating, L.L.C., provides a wide range of wellsite services and equipment to U.S. land-based exploration and production customers operating in unconventional resource plays. SSE’s services include drilling, hydraulic fracturing, oilfield rentals, rig relocation and water transport and disposal, and its operations are geographically diversified across many of the most active oil and natural gas plays in the onshore U.S., including the Anadarko and Permian basins and the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica shales.

Certain statements in this document regarding anticipated financial, legal or other outcomes including business and market conditions, outlook and other similar statements relating to future events, developments or financial or operational performance or results, are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward looking statements are identified by the use of words such as "should," "expect," "estimate," "believe," "intend,” "anticipate" and other similar language. However, the absence of these or similar words or expressions does not mean that a statement is not forward-looking. While management believes that these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements.
Although the company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: uncertainties as to the timing of the spin-off and whether it will be completed, the possibility that various closing conditions for the spin-off may not be satisfied or waived, the expected tax treatment of the spin-off, the impact of the spin-off on the businesses of the company and SSE, the availability and terms of financing and expectations of credit rating. Other important factors are described in Chesapeake’s most recent Form 10-K and 10-Q on file with the U.S. Securities and Exchange Commission and in SSE’s Form 10 that could cause actual results or events to differ materially from those expressed in forward-looking statements that may have been made in this document. Neither Chesapeake nor SSE assumes any obligation to update these statements except as is required by law.
This press release shall not constitute an offer to sell or a solicitation of an offer to buy the senior notes due 2022 or any other securities.
Officer and Board of Director Biographies
Mr. Winchester has served as the President and Chief Executive Officer of Chesapeake’s oilfield services business since September 2011. From November 2010 to June 2011, Mr. Winchester served as the Vice President - Boots & Coots of Halliburton Company. From July 2002 to September 2010 Mr. Winchester served as the President and Chief Executive Officer of Boots & Coots International Well Control, Inc. (“Boots & Coots”), an NYSE-listed oilfield services company specializing in providing integrated pressure control and related services. In addition, from 1998 until September 2010 Mr. Winchester served as a director of Boots & Coots and from 1998 until May 2008 served as Chief Operating Officer of Boots & Coots. Mr. Winchester started his career with Halliburton in 1981. He received a Bachelor of Science degree from Oklahoma State University.
Mr. Baetz has served as the Chief Financial Officer and Treasurer of Chesapeake’s oilfield services business since January 2012. From November 2010 to December 2011 Mr. Baetz served as Senior Vice President and Chief Financial Officer of Atrium Companies, Inc., and, from August 2008 to September 2010 served with Mr. Winchester as Chief Financial Officer of Boots & Coots. From 2005 to 2008 Mr. Baetz served as Vice President of Finance, Treasurer and Assistant Secretary of Chaparral Steel Company. Prior to joining Chaparral Mr. Baetz had been employed since 1996 with Chaparral’s parent company, Texas Industries Inc. From 2002 to 2005 he served as Director of Corporate Finance of Texas Industries Inc. Mr. Baetz received a Bachelor of Science degree from Oklahoma State University and a Master of Business Administration degree from the University of Arkansas.
Ms. Ainsworth served as President and Chief Executive Officer and a member of the Board of Directors of the general partner of Oiltanking Partners, L.P. and as President and Chief Executive Officer of Oiltanking Holding Americas, Inc. from November 2012 to March 2014. Ms. Ainsworth previously held the position of Senior Vice President of Refining of Sunoco Inc. from November 2009 until March 2012. Prior to joining Sunoco, Ms. Ainsworth was employed by Motiva Enterprises, LLC, where she was the General Manager of the Motiva Norco Refinery in Norco, Louisiana from 2006 to 2009. From 2003 to 2006 Ms. Ainsworth was Director of Management Systems & Process Safety at Shell Oil Products U.S., and from 2000 to 2003 she was Vice President of Technical Assurance at Shell Deer Park Refining Company. Ms. Ainsworth holds a Master of Business Administration degree from Rice University, where she served as an adjunct professor from October 2000 to October 2009, and a Bachelor of Science degree in Chemical Engineering from the University of Toledo.

Mr. Alexander, a founder of Alexander Energy Corporation, served as its Chairman of the Board and Chief Executive Officer from 1980 until its sale to National Energy Group in 1996, at which time he became a director of National Energy Group, Inc. He later served as Chairman of the Board and Chief Executive Officer of National Energy Group from 1998 until its sale in 2006 to SandRidge Energy, Inc. Earlier in his career Mr. Alexander was Vice President and General Manager of the Northern Division of Reserve Oil, Inc. and President of Basin Drilling Corporation, both subsidiaries of Reserve Oil and Gas Company. Mr. Alexander currently serves on the Board of Directors of Transatlantic Petroleum Corporation, CVR Energy, Inc and Chesapeake, although he will retire from the Chesapeake Board of Directors on June 13, 2014 at its annual meeting of shareholders. He also served on the Board of Directors of Quest Resource Corporation from June to August 2008. Mr. Alexander has served on numerous committees with the Independent Petroleum Association of America, the Oklahoma Independent Petroleum Association and the State of Oklahoma Energy Commission. Mr. Alexander received a Bachelor of Science degree in Geological Engineering from the University of Oklahoma.
Mr. DiPaolo has served as a Duff & Phelps Senior Advisor since 2011. Mr. DiPaolo was a Partner at Growth Capital Partners, L.P. for eight years. Prior to that, Mr. DiPaolo worked for more than 27 years at Halliburton Company where he held several positions. Mr. DiPaolo was a Group Senior Vice President of Global Business Development with Halliburton Company since from 1998 to 2002. Prior roles at Halliburton included serving as North American Regional Vice President and Far East Regional Vice President. In these roles he was responsible for overall operations of Halliburton Energy Services' North America and Far East operations. Mr. DiPaolo currently serves on the Board of Directors of the following public companies: Evolution Petroleum Corporation, Willbros Group, Inc. and Eurasia Drilling Company. He also sits on several private company boards. He previously served as Interim Chairman of the Board of Directors of Boots & Coots Group. Mr. DiPaolo also served on Superior Well Services' board prior to its sale to Nabors Industries, the Edgen Group board until it was sold to Sumitomo Corp and the Innicor Subsurface Technologies board prior to its sale to BJ Services. Mr. DiPaolo received a Bachelor of Science degree in Agricultural Engineering from West Virginia University in 1976 as well as an honorary doctorate degree. He also serves on the Advisory Board for the West Virginia University College of Engineering and is a member of the Society of Petroleum Engineers.
Mr. Link is the Chairman and founder of Knightsbridge Investments Limited. His investment interests and experience span oil exploration and production, chemicals, renewable energy, beef and cattle and real estate industries. He currently represents Knightsbridge interests in the following capacities: Chairman of Knightsbridge Chemicals, LTD Chairman of Knightsbridge Biofuels, LLC Chairman and Chief Executive Officer of Ecogy Biofuels, LLC. Mr. Link served as President and Chief Operating Officer of Nimir Group Limited, an international oil and petrochemical company with operations in South America, several Middle Eastern counties, northern Africa and Kazakhstan where he led a senior management buy-out of the company by Knightsbridge Investment Limited. He subsequently oversaw the sale of Knightsbridge's oil interests to Maurel et Prom and the China National Petroleum Corporation. In previous assignments Mr. Link served in the roles of President and Chief Operating Officer of several financial institutions, the largest having $3.5 billion in assets. In his early career Mr. Link was a certified public accountant and audit division supervisor for KPMG, working primarily with financial institutions in the United States. Mr. Link holds a Bachelor degree with post-graduate credits from Oklahoma State University. He also holds a Certified Public Accountant designation (currently inactive) in the State of Oklahoma. Mr. Link currently serves as a Chairman of the Board of Regents for Oklahoma Agricultural and Mechanical Colleges, one of which is Oklahoma State University. Mr. Link received a Bachelor of Science degree in Accounting from Oklahoma State University.

Ms. Ogilvie currently serves as an Advisor to the Creditors Committee for the Lehman Brothers International (Europe) Administration, as a director and Chairman of the Compensation Committee of Zais Financial Corporate, an externally managed and advised real estate investment trust, as a director of Southwest Bancorp, Inc., a commercial bank with branches in Oklahoma, Texas and Kansas, and as a director of the Korea Fund, a non-diversified, closed-end investment company which invests in Korean companies. Prior to that, Ms. Ogilvie was a founding member of Ramius, LLC, an alternative investment management firm, where she served in various capacities from 1994 to 2009 before the firm's merger with Cowen Group, Inc., a diversified financial services firm, including as Chief Operating Officer from 2007 to 2009 and General Counsel from 1997 to 2007. Following the merger, Ms. Ogilvie became Chief of Staff at Cowen Group, Inc. until 2010. Ms. Ogilvie received a Bachelor or Arts degree from the University of Oklahoma and a Juris Doctorate degree from St. John's University.
Mr. Irani is President, Chief Executive Officer and Director of RKI Exploration & Production, LLC. Prior to forming RKI, Mr. Irani was Senior Vice President and General Manager of the Western US Business Unit for Dominion Resources, Inc., a Fortune 200 company. Prior to Dominion, Mr. Irani served in executive positions at Louis Dreyfus Natural Gas Corp. and Woods Petroleum Corporation, both NYSE-listed companies headquartered in Oklahoma City. Mr. Irani serves or has served in the past five years on the board of the Mewbourne School of Petroleum & Geological Engineering, and the Mewbourne College of Earth and Energy at the University of Oklahoma, the Interstate Oil & Gas Compact Commission and the Board of Visitors for International Programs at the University of Oklahoma. Mr. Irani is currently serving as Chairman of the Oklahoma Independent Petroleum Association and is a director and past Chairman of the Oklahoma Energy Resources Board. Mr. Irani also serves as Chairman of the Executive Committee of Sustaining Oklahoma’s Energy Resources. Mr. Irani is a founding board member and past Chairman of Oklahoma Energy Explorers. He has served on the board and is founder and past President of the India-U.S. Chamber of Commerce of Greater Oklahoma City. Mr. Irani is a member of Leadership Oklahoma and Leadership Oklahoma City. Mr. Irani received a Bachelor of Science degree in Chemistry from Bombay University, India. He also holds Bachelor and Master of Science degrees in Petroleum Engineering from the University of Oklahoma and a Master of Business Administration degree from Oklahoma City University. He additionally has completed the Executive Management Program offered by the IPAA in conjunction with Harvard University.
Mr. Krongard served as an Executive Director of the Central Intelligence Agency from 2001 to 2004 and also served as a Counselor to Director of Central Intelligence from February 1998 to March 2001. Prior to such time, Mr. Krongard served in various capacities at Alex.Brown, Incorporated, including as Chief Executive Officer and Chairman of the Board. Upon the merger of Alex.Brown with Bankers Trust Corporation in September 1997, Mr. Krongard became Vice Chairman of the Board of Bankers Trust Corporation and served in such capacity until joining the Central Intelligence Agency in 2001. He also served as a Non-Executive Chairman of PHH Corp from February 28, 2005 to June 10, 2009. Prior to that, Mr. Krongard served as the Vice Chairman of the Board of Bankers Trust Corporation until joining the Central Intelligence Agency in 2001. Mr. Krongard served as an Executive Director of the Central Intelligence Agency from 2001 to 2004 and also served as a Counselor to Director of Central Intelligence from February 1998 to March 2001. Mr. Krongard serves as a Member of Board of Trustees of In-Q-Tel, Inc. He has been an independent director of Iridium Communications Inc. since August 9, 2006 and serves as its Member of Government Advisory Board. Mr. Krongard serves as Interim Chairman of the Johns Hopkins Health System. He has been a director at Under Armour, Inc. since July 2005 and has been its Lead Director since May 3, 2006. Mr. Krongard has also served as Director of Apollo Global Management, LLC since 2011. He served for three years of active duty as an Infantry Officer with the U.S. Marine Corps. Mr. Krongard received a Juris Doctorate degree, with Honors, from the

University of Maryland School of Law in 1975 and an A.B. degree, with Honors, from Princeton University in 1958.